EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98202, 333-3878, 333-85639 and 333-110454) of Flushing Financial Corporation of our report dated January 27, 2004 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York

March 15, 2004

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